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                                                                EXHIBIT 99.B1J



                           KEMPER VALUE FUND, INC.
                            ----------------------

                            ARTICLES SUPPLEMENTARY
                            ----------------------

        Kemper Value Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the Corporation ), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:  Immediately prior to the filing of these Articles
Supplementary, the Corporation had authority to issue Five Hundred Million (500,000,000) shares of common stock, with a par value of One Cent ($0.01) per share, of which:

         (a) Sixty Million (60,000,000) have been classified as Kemper Contrarian Fund Class A Shares, Sixty Million (60,000,000) have been classified as Kemper Contrarian Fund Class B Shares, Fifteen Million (15,000,000) have been classified as Kemper Contrarian Fund Class C Shares, Fifteen Million (15,000,000) have been classified as Kemper Contrarian Fund Class I Shares;

         (b) Sixty Million (60,000,000) have been classified as Kemper-Dreman High Return Equity Fund Class A Shares, Sixty Million (60,000,000) have been classified as Kemper-Dreman High Return Equity Fund Class B Shares, Fifteen Million (15,000,000) have been classified as Kemper-Dreman High Return Equity Fund Class C Shares, Fifteen Million (15,000,000) have been classified as Kemper-Dreman High Return Equity Fund Class I Shares;

         (c)  Sixty Million (60,000,000) have been classified as Kemper
         Small Cap Value Fund Class A Shares, Sixty Million (60,000,000) have been classified as Kemper Small Cap Value Fund Class B Shares, Fifteen Million (15,000,000) have been classified as Kemper Small Cap Value Fund Class C Shares and Fifteen Million (15,000,000) have been classified as Kemper Small Cap Value Fund Class I Shares;







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         (d)  One Million (1,000,000) have been classified as
         Kemper-Dreman Fixed-Income Fund Class A Shares; and

         (e)  Forty-Nine Million (49,000,000) have been unclassified.

        The aggregate par value of such common stock was Five Million Dollars ($5,000,000).

        SECOND: In accordance with Section 2-105(c) of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the Corporation hereby increases the total number of shares of common stock that the Corporation has the authority to issue to Three Billion (3,000,000,000) shares of common stock, with a par value of One Cent ($0.01) per share, to be known as Common Stock. The aggregate par value of such Common Stock is Thirty Million Dollars ($30,000,000).

        THIRD: As of the filing of these Articles Supplementary, the Board of Directors of the Corporation hereby classifies and reclassifies Three Billion (3,000,000,000) shares of Common Stock, as follows:

         (a) Two Hundred Forty Million (240,000,000) (including all previously issued and outstanding Kemper Contrarian Fund Class A Shares) are classified as Kemper Contrarian Fund Class A Shares, Two Hundred Forty Million (240,000,000) (including all previously issued and outstanding Kemper Contrarian Fund Class B Shares) are classified as Kemper Contrarian Fund Class B Shares, Sixty Million (60,000,000) (including all previously issued and outstanding Kemper Contrarian Fund Class C Shares) are classified as Kemper Contrarian Fund Class C Shares, Sixty Million (60,000,000) are classified as Kemper Contrarian Fund Class I Shares;

                (b) Four Hundred Eighty Million (480,000,000) (including all previously issued and outstanding Kemper-Dreman High Return Equity Fund Class A Shares) are classified as Kemper-Dreman High Return Equity Fund Class A Shares, Four Hundred Eighty Million (480,000,000) (including all previously issued and outstanding Kemper-Dreman High Return Equity Fund Class B Shares) are classified as Kemper-Dreman High Return Equity Fund Class B Shares, One Hundred Twenty Million (120,000,000) (including all previously issued and outstanding Kemper-Dreman High Return Equity Fund







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         Class C Shares) are classified as Kemper-Dreman High Return Equity Fund
         Class C Shares, One Hundred Twenty Million (120,000,000) (including all previously issued and outstanding Kemper- Dreman High Return Equity
         Fund Class I Shares) are classified as Kemper-Dreman High Return Equity Fund Class I Shares;

         (c) Two Hundred Forty Million (240,000,000) (including all previously issued and outstanding Kemper Small Cap Value Fund Class A Shares) are classified as Kemper Small Cap Value Fund Class A Shares, Two Hundred Forty Million (240,000,000) (including all previously issued and outstanding Kemper Small Cap Value Fund Class B Shares) are classified as Kemper Small Cap Value Fund Class B Shares, Sixty Million (60,000,000) (including all previously issued and outstanding Kemper Small Cap Value Fund Class C Shares) are classified as Kemper Small Cap Value Fund Class C Shares and Sixty Million (60,000,000) (including all previously issued and outstanding Kemper Small Cap Value Fund Class I Shares) are classified as Kemper Small Cap Value Fund Class I Shares; and

         (d) Two Hundred Forty Million (240,000,000) are classified as Kemper Mid Cap Value Fund Class A Shares, Two Hundred Forty Million (240,000,000) are classified as Kemper Mid Cap Value Fund Class B Shares, Sixty Million (60,000,000) are classified as Kemper Mid Cap Value Fund Class C Shares and Sixty Million (60,000,000) are classified as Kemper Mid Cap Value Fund Class I Shares.

         FOURTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class A Shares of each Fund of the Corporation as set forth in ARTICLE FIFTH of the Articles of Incorporation of the Corporation, and in all provisions of the Articles of Incorporation relating to the stock of the Corporation generally, remain unchanged.

         FIFTH: Except as set forth below, the Class B, C and I Shares of each Fund of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in ARTICLE FIFTH of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the Articles of Incorporation relating to the stock of the Corporation generally. In addition, the following voting powers and conversion rights shall apply:






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         (a)  any voting rights with respect to a Rule  12b-1 Plan of the Class
         B or Class C Shares of a Fund shall be exercisable by such class only.

         (b) the Class B Shares of the Fund shall convert into Class A Shares of the same Fund within a period of six years.

        SIXTH:  The Board of Directors of the Corporation has   authorized,
classified or reclassified the Class A, B, C and I Shares the authority and power contained in the Articles of Incorporation of the Corporation.

        SEVENTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

        The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, KEMPER VALUE FUND, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on January 1, 1998.


          [SEAL]
                                             KEMPER VALUE FUND, INC.


          Attest: /s/ Elizabeth C. Werth     By:  /s/ Philip J. Collora
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                 Elizabeth C. Werth              Philip J. Collora
                 Assistant Secretary             Vice President